UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2020

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2020, the Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (the “Company”) amended and restated the Company’s Amended and Restated By-Laws (as amended and restated, the “Second Amended and Restated By-Laws”), effective immediately. The Second Amended and Restated By-Laws include the following amendments:

•	Article I (Stockholders) was amended to, among other things:

(1)	expressly permit the Company to hold stockholder meetings solely by means of remote communication;

(2)	clarify that the Board may postpone, reschedule or cancel any previously scheduled annual meeting or special meeting of stockholders;

(3)	clarify that notice may be given to stockholders in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”);

(4)

require the Company to provide the stockholder voting list for examination by stockholders during the whole time of a meeting of stockholders on a reasonably accessible electronic network if such meeting is to be held solely by means of remote communication, and to provide the information required to access such list with the notice of the meeting;

(5)	clarify that only the chairman of a meeting of stockholders may adjourn such meeting;

(6)	provide that stockholders can only nominate candidates for the number of Board seats that the Board has determined will be filled by vote at a meeting;

(7)	provide that a “qualified representative of the stockholder” also includes a duly authorized officer, manager or partner of such stockholder; and

(8)	provide that the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting.

•

Article II (Directors) was amended to, among other things, add provisions for special notice and quorum requirements for Board meetings during an emergency situation of the type described in Section 110(a) of the DGCL, and limiting the liability of directors acting pursuant to such provisions to willful misconduct.

•

Article IV (Capital Stock) was amended to, among other things, provide that uncertificated shares may be transferred by delivery of a written assignment or power of attorney and with such proof of authority or signature as the Company or its transfer agent may reasonably require.

•

Article V (General Provisions) was amended to, among other things, include exclusive forum selection provisions. The provisions provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Company’s certificate of incorporation or the Second Amended and Restated By-Laws or governed by the internal affairs doctrine; provided, however, that this exclusive forum provision shall not apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933.

The Second Amended and Restated By-Laws also include certain technical, conforming and clarifying changes. The foregoing description of the Second and Amended Restated By-Laws is qualified in its entirety by reference to the full text of the Second Amended and Restated By-Laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated By-Laws of Karyopharm Therapeutics Inc.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: December 17, 2020	By:	/s/ Michael Mano
Michael Mano Senior Vice President and General Counsel